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                             Distribution Agreement

         This Distribution Agreement is made as of the 21st day of August, 2002 by and between Photoelectron Corporation, a Massachusetts corporation ("Photoelectron"), and Carl-Zeiss-Stiftung, dba Carl Zeiss, a body corporate, a trust foundation organized and existing under the laws of Germany ("Zeiss").

                                   BACKGROUND

A. Photoelectron is a medical device company that has developed and commercialized the Photon Radiosurgery System (as defined below), a proprietary x-ray delivery system for the treatment of tumors and other clinical conditions, the INTRABEAM(TM) system (as defined below) for the delivery of intra-operative radiation therapy, and all related Photoelectron Products (as defined below).

B. Zeiss is a medical device company which (i) using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third party vendors, medical devices, and (ii) has developed and maintains a world-wide marketing and sales force for the promotion, marketing, sales, distribution, installation and support of medical devices.

C. Photoelectron desires to engage Zeiss to promote, market, sell, distribute, install, service and support the Photoelectron Products (as defined below) in the Territory (as defined below) in the Field (as defined below), all in accordance with the terms and provisions of this Agreement, and Zeiss desires to be so engaged.

         In consideration of the mutual covenants, agreements and representations set forth in this Agreement, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the following meanings in this Agreement:

"Affiliate" with respect to any Person shall mean any entity (including without limitation any other Person) controlled by, controlling or under common control with such Person, and any director, officer, agent or employee of such person or such entity. For the purposes hereof, "control" shall mean direct or indirect ownership of 20% or more of the voting stock or other class of equity interest in any entity, or the power to elect or appoint a majority of the board of directors or other governing body of such entity, or the power to otherwise manage or direct the business affairs of such entity.

"Effective Date" means the date first set forth above.

"Field" means radiosurgery and radiotherapy.

"Intellectual Property" means all patents, copyrights, designs and drawings, engineering and manufacturing documents, technical manuals, patterns, processes, formulae, know-how, trade secrets, trademarks, service marks, trade names, inventions and discoveries (whether patentable or not), computer software, and other similar rights, and all applications therefor and registrations thereof and all rights to sue for past, present and future infringement or other violations of any of the foregoing.

"INTRABEAM(TM) System" means the Photoelectron intra-operative radiosurgery system that combines the Photon Radiosurgery System with a counterbalanced surgical support stand and a set of applicators.

"Marks" means any and all trademarks, service marks, names, and designs used by Photoelectron in connection with the Photoelectron Products.

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"PeC System" shall mean either a Photon Radiosurgery System or an INTRABEAM(TM)
         System.

"Person" shall mean a natural person, corporation, association, trust, (including a business trust), partnership, limited liability company, joint stock company, organization, entity, company, foundation or proprietorship or any similar entity.

"Photoelectron Intellectual Property" has the meaning set forth in Section 3.2.

"Photoelectron Products" means the Photon Radiosurgery System, the INTRABEAM(TM) system, any improvements, redesigns, successor models and other developments thereto, and any device, component, part, accessory or consumable in or intended for use with any such product.

"Photoelectron Limited Warranty" has the meaning set forth in Section 2.10(a).

"Price List" has the meaning set forth in Section 2.4.

"Photon Radiosurgery System" means Photoelectron Products applied for use in radiosurgery, including without limitation the PRS 400 device, and any improvements, redesigns, successor models and other developments thereto.

"PRS Unit" means any medical device that contains as components parts the control unit and x-ray source manufactured by Photoelectron as component parts of the Photon Radiosurgery System.

"Reference Site" has the meaning set forth in Section 2.3(b).

"Service Contract" has the meaning set forth in Section 2.11.

"Sublicensee" means a party other than Photoelectron, Zeiss or their respective
         Affiliates that is licensed or subcontracted by Zeiss to sell one or more of the Photoelectron Products in a certain country or countries in the Territory during the Term.

"Term" shall have the meaning set forth in Section 7.1.

"Territory" means the world, excluding Japan, except as may otherwise be specifically agreed upon in writing by the parties subsequent to the date of this Agreement.

                            ARTICLE II. DISTRIBUTION

         2.1      Appointment of Distributor.

                  (a) Photoelectron hereby appoints Zeiss as the exclusive distributor of the Photoelectron Products in the Territory for use in the Field. The list of Photoelectron Products is attached as Schedule 2.1 to this Agreement. Zeiss shall have the right to appoint third-party distributors or sales representatives in addition to its existing distributors and sales representatives for any Photoelectron Product with the prior approval of Photoelectron, which approval shall not be unreasonably withheld. The Development and Distribution Agreement dated as of August 21, 1999 is hereby terminated.

                  (b) If and to the extent Photoelectron's obligations under exclusive distributorship arrangements now in effect with a Japanese distributor are terminated, Photoelectron shall so notify Zeiss, and Zeiss shall have the right, exercisable within thirty (30) days after receipt of such notice from Photoelectron, to expand the Territory to include Japan.

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                  (c)  No rights or licenses with respect to the Photoelectron
Products are granted or deemed granted under this Agreement or in connection herewith, other than those rights expressly granted in this Agreement.

         2.2      Sales Forecasts and Minimum Sales Objectives.

                  (a) Rolling Sales Forecasts. Zeiss agrees to provide Photoelectron, commencing thirty (30) days following the Effective Date, a rolling six-month forecast of Zeiss's purchase of the Photoelectron Products, specifying quantities and shipping dates. Such forecast shall be updated by Zeiss on a bi-annual basis and delivered to Photoelectron no later than sixty
(60) days prior to the first day of each succeeding six-month period. Such rolling forecasts by Zeiss shall be used Photoelectron for planning purposes and meeting the lead times required by certain of Photoelectron's suppliers, but they are not legally binding on Zeiss or Photoelectron in any manner.

                  (b)  Minimum Purchase Requirements.

                       (i) During the 2002 calendar year, Zeiss will purchase from Photoelectron a minimum of * PeC Systems, which may include a maximum of three (3) Reference Site customers (as defined in Section 2.3(b)). The failure of Zeiss to satisfy this minimum purchase requirement will constitute a breach of a material term or condition within the meaning of Section 8.2 of this Agreement. If, during the month of December, 2002, Zeiss elects to satisfy its obligation under this Section 2.2(b)(i) by purchasing a PeC System from Photoelectron without a binding backup order from an end user customer, PeC agrees that Zeiss will not be required to pay for such PeC System until (A) ninety (90) days from the date of shipment, or (B) thirty (30) days from the date such PeC System is sold to an end user customer, whichever first occurs.

                       (ii) During the twelve (12) month period commencing with the Effective Date, Zeiss will purchase from PeC a minimum of * PeC Systems, which will include the * PeC Systems referenced in Section 2.2 (b)(i) above. Thereafter, no later than thirty (30) days prior to the second and each subsequent anniversary of the Effective Date, Photoelectron and Zeiss will establish a new annual sales objective for the following twelve (12) month period, which shall meet the following criteria: Each annual sales objective (A) shall not be less than * PeC Systems, and (B) shall establish separate annual sales objectives for each of the following geographical regions: North America (including the United States, Canada and Mexico), Asia (including Korea, China, Australia and New Zealand), and Europe. If, during the twelve (12) month period commencing with the Effective Date, Zeiss fails to satisfy the annual sales objective, Photoelectron will have the right, exercisable by written notice to Zeiss no later than sixty (60) days following the end of the initial twelve (12) month period, to remove Zeiss's exclusive right to distribute the Photoelectron Products on a worldwide basis. If, during any subsequent twelve (12) month period commencing with first anniversary of the Effective Date, Zeiss fails to satisfy the annual sales objective in any of the three (3) geographical regions designated above, Photoelectron will have the right, exercisable by written notice to Zeiss no later than sixty (60) days following the end of such twelve
(12) month period, to remove Zeiss's exclusive right to distribute the Photoelectron Products in that geographical region.

         2.3      Sales to Zeiss.

                  (a) Processing of Zeiss' Orders. Each order for any Photoelectron Product (whether purchased by Zeiss as the Photon Radiosurgery System, an INTRABEAM(TM) System or as a component of any other Photoelectron Product) will be submitted by Zeiss to Photoelectron in writing and will be processed by Photoelectron in a timely fashion. In the event of any conflict, the express terms of this Agreement shall supersede any contrary provisions in any purchase order, invoice, agreement or other document used by either party. Photoelectron is the sole authorized source for new, used or remanufactured Photoelectron Products.

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                  (b)  Reference Sites. Photoelectron and Zeiss agree that it is in their mutual interest to sell up to six (6) PeC Systems on favorable terms to customers who will agree to serve as reference sites for the PeC System installed at their site (the "Reference Sites"). Photoelectron and Zeiss will negotiate in good faith with respect to the purchase and financing terms for each Reference Site, but the parties agree to share equally the costs of financing each Reference Site sale.

                  (c)  Shipment and Delivery.

                       (i) Title to and risk of loss of any Photoelectron Product shipped to Zeiss shall pass from Photoelectron to Zeiss when Zeiss' shipper picks up such Photoelectron Product from Photoelectron's loading platform in Massachusetts. Zeiss shall use all reasonable efforts to accept shipment on the fulfillment date of each order.

                       (ii) Photoelectron shall use all reasonable efforts to fulfill each order for any Photoelectron Product submitted by Zeiss within forty-five (45) days of Photoelectron's acceptance of the order from Zeiss.

                       (iii) Photoelectron shall, at Photoelectron's expense, pack each ordered Photoelectron Product in accordance with Photoelectron's then current standard packing procedure, which shall be suitable to permit shipment of the Photoelectron Product to the location of the customer or Zeiss (as may be indicated by Zeiss); provided, however, that if Zeiss requests a modification of those procedures, Photoelectron shall make the requested modification and Zeiss shall bear all reasonable expenses incurred by Photoelectron in complying with such modified procedures which are in excess of the expenses which Photoelectron would have incurred in following its standard packing procedures (except where the requested modification arises from the inadequacy of Photoelectron's packing procedures).

                       (iv) Upon installation of any Photoelectron Product by Zeiss, Zeiss shall examine the Photoelectron Product to determine whether any item or items included in the Photoelectron Product are in short supply, defective or damaged. Within ten (10) business days of such installation, Zeiss shall notify Photoelectron in writing of any shortages, defects or damage which Zeiss claims existed at the time of such installation. Within ten (10) business days of receipt of such notice, Photoelectron will investigate the claim of shortage, defects or damage, and inform Zeiss of its findings. If Photoelectron determines that a shortage, defect or damages exists in such shipment, Photoelectron will promptly, in Photoelectron's reasonable discretion, either
(A) deliver to Zeiss a replacement for the Photoelectron Product or (B) repair the Photoelectron Product. Unless notice is given as provided in this Section 2.2(c)(iv), Zeiss shall be deemed to have accepted any delivered Photoelectron Products and to have waived all claims for shortages, defects or damage other than latent defects or damages.

                  (d) Labeling. Zeiss shall not, without the prior written consent of Photoelectron, remove, deface, alter, cover, mask, shield or otherwise modify any label or other information affixed, painted, inscribed or otherwise appearing on any Photoelectron Product purchased from Photoelectron (including as incorporated in any Photoelectron Product), nor shall Zeiss, without the prior written consent of Photoelectron, affix, paint, inscribe or otherwise place any markings upon any Photoelectron Product (including as incorporated in any Photoelectron Product). Photoelectron shall not unreasonably withhold consent to any modifications to information placed by Photoelectron on any Photoelectron Product, to the extent such modification is required by applicable law regarding disclosure of the identity of the distributor of such Photoelectron Product.

                  (e) Updates. Photoelectron further agrees to provide Zeiss with all current information of the kind which is generally made available by manufacturers of medical devices to their sales and service personnel concerning hardware and software modifications or upgrades to any Photoelectron Product.

                  (f) Discontinuance of and Changes in the Photon Radiosurgery System, the INTRABEAM(TM)System and Other Photoelectron Products. If Photoelectron elects to discontinue any

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model or version of the Photon Radiosurgery System, the INTRABEAM(TM) System or
any other Photoelectron Product, Photoelectron shall notify Zeiss in writing one hundred eighty (180) days in advance of such discontinuation. Photoelectron shall endeavor to continue to supply service parts for the discontinued model or version for a reasonable period of time (but not less than three years) from the date of discontinuation, unless such service parts become unavailable from Photoelectron's suppliers.

         2.4 Prices, Terms and Fees. The prices and other terms applicable to sales of the Photoelectron Products, and any training, support, maintenance and repair services applicable thereto, during the Term are set forth in the Price List attached as Schedule 2.4 to this Agreement ( the "Price List"). The Price List will remain unchanged during the initial twelve (12) month period commencing with the Effective Date. The Price List will be reviewed thereafter on an annual basis by the parties in light of then current market conditions. If the parties are unable to agree on modifications to the Price List for any subsequent twelve (12) month period, the dispute resolution process set forth in
Article IX of this Agreement will be followed. Any change in the Price List will not apply to any order from Zeiss accepted in writing by Photoelectron prior to the effective date of such change. All amounts under this Agreement shall be calculated and paid in U.S. Dollars.

         2.5      Sales and Sales Support Activities

                  (a)  By Zeiss. Throughout the Term Zeiss agrees to:

                       (i) no later than three (3) months following the Effective Date, to hire and/or retain an experienced medical device sales and marketing professional to provide marketing, sales and support of the Photoelectron Products in each of the United States and Europe;

                       (ii) as soon as reasonably practical, to hire and retain additional sales and marketing professionals to provide marketing, sales and support of the Photoelectron Products throughout the Territory;

                       (iii) use commercially reasonable efforts to sell the Products to customers in the Territory;

                       (iv) promote, through Zeiss' own advertising and sales promotion activities, the purchase and use of the Photoelectron Products by customers located in the Territory; and

                       (v) ensure representation of and sales support for the Products at major neurosurgical and radiosurgical meetings and conferences throughout the Territory, including without limitation the CNS and AANS conferences. Zeiss will also provide sales personnel to provide sales support to Photoelectron with respect to the Photoelectron Products at other conferences from time to time that address clinical activities other than neurosurgery and radiosurgery. Each party shall bear its own expenses at such conferences and meetings.

                  (b) By Photoelectron. Throughout the Term, Photoelectron agrees to:

                       (i) for a period of three (3) months following the Effective Date, to provide sales and marketing support to Zeiss;

                       (ii) provide training at Photoelectron's headquarters in Massachusetts, U.S.A. or at Zeiss locations worldwide for such representatives of Zeiss as Photoelectron and Zeiss shall agree, in order for them to become proficient in the use, maintenance and repair of the Photoelectron Products sold pursuant to this Agreement (Zeiss shall be responsible for all out of pocket travel expenses

               (meals, airfare, hotel, local transportation, etc.) incurred by the representatives of Zeiss in connection with any training provided by Photoelectron in accordance with this Section 2.5(b)(ii));

               (iii) provide technical back-up for the Zeiss sales process by making available senior Photoelectron staff with at reasonable times at Photoelectron's headquarters in Massachusetts, U.S.A. or at Zeiss locations worldwide (Zeiss shall be responsible for all out of pocket travel expenses (meals, airfare, hotel, local transportation, etc.) incurred by the representatives of Zeiss in connection with any technical backup provided by Photoelectron in accordance with this Section 2.5(b)(iii)); and

               (iv) if available, provide sales personnel for sales support to Zeiss with respect to the Photoelectron Products.

     2.6 Marketing Literature/Customer Training Material/Promotional Material. Zeiss shall prepare promotional material and training material for use in sales, marketing and promotion of the Photoelectron Products, and Photoelectron shall provide reasonable assistance to Zeiss in the preparation of such materials. A copy of all marketing and promotional material and customer training material prepared by Zeiss in connection with the marketing of any Photoelectron Product shall be furnished to Photoelectron for approval, which shall not be unreasonably withheld, prior to its first commercial use. Any translation of marketing materials or customer training materials into any language other than English shall be the responsibility of Zeiss. It is agreed that Zeiss may affix its own name, logos and trademarks on sales materials and customer training materials, identifying Zeiss as an authorized distributor, and, where applicable, the exclusive distributor of the Products in the Territory.

     2.7 Customer Training. Zeiss shall offer and actively market customer training services as part of its sales and marketing for the Photoelectron Products. Photoelectron shall be responsible for providing customer training with respect to any Photoelectron Product sold pursuant to this Agreement at a location or locations to be determined by Photoelectron at the fee set forth on the Price List.

     2.8 Installation. Zeiss shall be responsible for and shall conduct all necessary on-site installation services in connection with the Photoelectron Products. Upon Zeiss's reasonable request, Photoelectron shall provide on-site installation services (and supervision and training in installation procedures for Zeiss representatives both on-site and at Photoelectron's headquarters) for the first six (6) Photon Radiosurgery Systems and/or INTRABEAM(TM) Systems sold during the Term and as requested from time to time by Zeiss, in exchange for a fee per installation (or per hour of training) payable to Photoelectron as set forth in the Price List.

     2.9   Maintenance and Support.

           (a) Service Organization. Zeiss shall, at Zeiss' expense, engage and maintain a service and parts handling organization in the Territory, staffed with such experienced personnel as are necessary to enable Zeiss to perform its obligations under this Agreement. Zeiss shall, at its expense, maintain facilities and personnel in the Territory that will enable it promptly and satisfactorily to perform, at a reasonable fee, all inspection, maintenance and other necessary servicing of the Photoelectron Products sold by Zeiss. Photoelectron shall maintain an adequate supply of consumables and spare parts of critical components for Photoelectron Products sold to Zeiss pursuant to this Agreement at a location suitable to deliver consumables and replacement parts on loan to Zeiss customers within two (2) business days following notice by Zeiss. Zeiss agrees to store at no charge to Photoelectron any Photoelectron Product to be provided to a Zeiss customer as a loan pending service or repair of any other Photoelectron Product.

           (b) Repairs and Service. Repair and service to any Photoelectron Product (including as any such Photoelectron Product incorporated in any other Product) shall be conducted as follows:

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               (i)    Zeiss agrees to provide prompt, efficient, courteous,
               workmanlike and quality service to all customers who purchase Photoelectron Products from Zeiss. To the extent any Photoelectron Product is then subject to the Photoelectron Limited Warranty, the costs of any service provided by Zeiss to such Photoelectron Product shall be reimbursed by Photoelectron to Zeiss at the rate of eighty percent (80%) of the applicable rate that would otherwise be charged to the customer therefor by Zeiss.

               (ii) If Zeiss is required to replace any defective Photoelectron Product, Photoelectron will provide such Photoelectron Product, to be sent via U.S. airmail or UPS Expedited or equivalent reputable service, to Zeiss at no expense to Zeiss if the Photoelectron Product is subject to either the Photoelectron Limited Warranty or a Service Contract and otherwise at the rates set forth therefor on the Price List plus actual shipping costs incurred.

               (iii) Any factory repair by Photoelectron shall be conducted at no expense to Zeiss if the Photoelectron Product is subject to either the Photoelectron Limited Warranty or a Service Contract and otherwise at the rates set forth therefor on the Price List.

               (iv) Zeiss shall provide each customer for whom repairs or adjustments are performed a copy of the repair order reflecting all services performed. A copy of all such repair orders shall be sent to Photoelectron on a monthly basis.

               (v) If, after reasonable effort and consultation with Photoelectron, Zeiss is unable to repair any Photoelectron Product, Photoelectron will send a technical representative to the customer site to effect the repairs. If the Photoelectron Product is under either the Photoelectron Limited Warranty or a Service Contract, Photoelectron shall be responsible for the expenses related to the service call by the Photoelectron technical representative. If the Photoelectron Product is not under either the Photoelectron Limited Warranty or a Service Contract, Zeiss shall bear the full expense of the service call, including payment to Photoelectron for the technician's time in accordance with the Price List and for any replacement parts in accordance with the prices set forth on the Price List.

           (c) Operator and Service Manuals. Photoelectron shall provide two sets of operator and service manuals with each PeC System sold to Zeiss and will make additional sets of manuals available at a reasonable price.

           (d) Field Service Problem Reports. Zeiss shall provide field service problem reports to Photoelectron and Photoelectron shall respond to these reports in writing and in a timely manner.

           (e) Mandatory Upgrades. Photoelectron shall provide to Zeiss all required parts for mandatory upgrades at no charge to Zeiss. Zeiss shall provide labor for installation, and Photoelectron shall reimburse Zeiss therefor at a rate equal to eighty percent (80%) of the standard Zeiss customer service rate applicable to the location of service delivery, unless such service may be provided in connection with a regularly scheduled service call in which case such rate shall be equal sixty percent (60%) of such standard customer service rate.

           (f) Sales and Service Records and Estimates. It is the responsibility of Zeiss to maintain complete and up-to-date records covering sales and service of any Photoelectron Product. Such records will be retained for at least five
(5) years.

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     2.10  Warranty.

           (a) Limited Warranty. Photoelectron warrants each Photoelectron Product (excluding consumables such as sheaths and other limited use components) sold to Zeiss and sold by Zeiss to any customer of Zeiss (whether as a stand-alone Photoelectron Product or as incorporated in any other Photoelectron Product) as set forth on Schedule 2.10(a) to this Agreement (such warranty is hereinafter referred to as the "Photoelectron Limited Warranty").

           (b) Warranty Limitation. THE WARRANTY OBLIGATIONS SET FORTH IN THIS
SECTION 2.10 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE PHOTOELECTRON PRODUCTS, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING OR OF PERFORMANCE, CUSTOM OR USAGE IN THE TRADE. ZEISS' EXCLUSIVE REMEDY FOR A DEFECT IN ANY PHOTOELECTRON PRODUCT SHALL BE THAT AS STATED IN SECTION 2.10(a).

     2.11 Limitation of Liability. Any provision herein to the contrary notwithstanding, in no event shall either party be liable to the other party, the other party's employees or agents or to any other third party for any indirect, special, exemplary, incidental or consequential damages (whether such liability arises from a claim based on contract, warranty, tort or otherwise), including but not limited to damages resulting from loss of use, loss of profits or any harm or damage to persons or property arising out of or in connection with any Photoelectron Products or services.

     2.12 Post-Warranty Period Service Contract. At any time, Zeiss may purchase from Photoelectron a service contract covering a specific Photoelectron Product (a "Service Contract") at the price set forth on the Price List, which service contract shall (i) become effective one (1) year after installation of the applicable Photoelectron Product, and (ii) will include the services set forth on Schedule 2.12.

     2.13 Legal Compliance. Photoelectron shall be responsible for obtaining and maintaining, at its own expense, any regulatory authorization necessary for importation to and sale in the Territory of any Photoelectron Product to be sold by Zeiss, and Photoelectron agrees to use reasonable efforts to obtain any such regulatory or other governmental approvals and clearances in a timely manner. Except as expressly provided in the foregoing sentence, Zeiss shall be responsible for obtaining, at its own expense, any other authorization necessary for importation to and sale in the Territory of the Photoelectron Products and Zeiss agrees to use Zeiss' reasonable efforts to obtain any such governmental approvals and clearances in a timely manner. Without limitation of the foregoing, Photoelectron and Zeiss shall mutually cooperate in a manner consistent with their respective resources to ensure that the Photoelectron Products comply with all local laws, standards and regulations applicable to sale or use of the Photoelectron Products in the Territory. Photoelectron shall provide to Zeiss all documentation and assistance which is reasonably necessary for Zeiss in connection with the foregoing. Zeiss shall use commercially reasonable efforts to ensure that all permits, approvals, licenses and other rights necessary to permit the importation, sale, use and reimbursement of the Photoelectron Products in the Territory shall be in the name of and shall be owned by (or assigned by Zeiss to) Photoelectron or Photoelectron's designee.

                        ARTICLE III. DEVELOPMENT EFFORTS

     3.1 Photoelectron Development Efforts. During the Term, Photoelectron will make reasonable efforts to continue development of the Photoelectron Products in accordance with market assessments and product reviews conducted by Zeiss. Any such development efforts will be consistent with business and development plans agreed to from time to time by Photoelectron and Zeiss.

     3.2 Photoelectron Intellectual Property. Except to the extent specifically provided in this Agreement, Photoelectron shall at all times own and retain any and all rights in, to and under Intellectual

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Property associated with the Photoelectron Products, whether created, developed or enhanced by Photoelectron, or by Zeiss ("Photoelectron Intellectual Property"). To the extent that Zeiss develops or enhances any Photoelectron Intellectual Property, Zeiss hereby irrevocably and exclusively assigns, and hereby agrees to execute and deliver any other documents Photoelectron may require in order to vest in Photoelectron, all right, title and interest therein to Photoelectron, so that all such Photoelectron Intellectual Property shall belong exclusively to Photoelectron with Photoelectron having the right to obtain and hold in Photoelectron's own name, all copyrights, registrations, patents, patent rights, trademarks, service marks or such other protections as may be appropriate to the subject matter, and any extensions or renewals thereof.

     3.3 Licenses to Zeiss. Photoelectron hereby grants to Zeiss for the Term an exclusive, fully-paid, world-wide, royalty-free license to the Photoelectron Intellectual Property solely for the purpose of marketing and distributing the Photoelectron Products in accordance with this Agreement.

     3.4   Trademarks and Service Marks. Without limitation of the foregoing
Section 3.2, Photoelectron hereby grants to Zeiss a non-exclusive right to display the Marks in the Territory in connection with performing Zeiss' obligations under this Agreement. The Marks may be used as part of the name under which Zeiss' business is conducted only with the prior written approval of Photoelectron. Zeiss will change or discontinue the use of any Mark upon the written request of Photoelectron. Upon termination or expiration of the Term of this Agreement, Zeiss will immediately discontinue or cause to be discontinued at its expense, all use of Marks. Thereafter, Zeiss will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner likely to cause confusion or mistake or to deceive the public.

     3.5 Intellectual Property Covenant. Zeiss hereby covenants that Zeiss and its Affiliates and its Sublicensees will not at any time utilize, practice, publish or otherwise use any of the Photoelectron Intellectual Property except as expressly permitted under this Agreement.

                   ARTICLE IV. ADDITIONAL TERMS AND CONDITIONS

     4.1 Sales Incentives. Upon the completion of each sale by Zeiss of a PeC System (not including discounted sales to Reference Site customers) and transmittal by Zeiss to Photoelectron of full payment for such PeC System, Photoelectron shall issue to Zeiss a nontransferable stock purchase warrant for the acquisition of * shares of Common Stock of Photoelectron at a price per share equal to the closing market price per share on the day full payment for the PeC System is received by Photoelectron, but in no event shall the conversion price of the warrant be less than $3.25 per share unless it is adjusted after the date the warrant is issued in accordance with the provisions of the warrant. The form of warrant is attached hereto as Schedule 4.1.

     4.2 Nonsolicitation. During the Term and for two (2) years after the termination or expiration of this Agreement, neither party nor any of their Affiliates will offer employment to or hire any employee of the other party or its Affiliates without the prior written consent of the employing party. For purposes of the preceding sentence, the terms, "employment" and "employee" shall include any form of employment, consulting, contract relationship, or other arrangement pursuant to which such individual will, directly or indirectly, perform services for the other party.

     4.3   Confidentiality and Non-Disclosure.

           (a) Except as expressly provided in this Agreement, neither party, without the prior written consent of the other, shall disclose to any third party (i) any information regarding the terms of this Agreement or exchanged in connection with the negotiation of this Agreement or regarding the transactions contemplated hereby (such information the "Agreement-Specific Information"), or
(ii) any information regarding the actual or anticipated business or technology of the other party, in either case to the extent disclosed by the other party in connection with the transactions contemplated hereby or the performance by the other party of such party' obligations hereunder, including, without limitation, information regarding or which includes customers, business practices, business prospects, financial condition, pricing policies, processes, technical data or specifications, source code or any other proprietary information (such information is, the "Proprietary Information").

           (b) Notwithstanding the foregoing, each party may (i) disclose the Proprietary Information of the other party to such party's employees, directors, advisers, consultants, and representatives with a "need to know" and who agree to be subject to the confidentiality restrictions set forth in this Section 4.3 disclose all or such portion of the Agreement-Specific Information or the Proprietary Information of the other party as such party shall be ordered to disclose to a judicial or administrative agency of competent jurisdiction, provided that such party shall give the disclosing party reasonable notice of such order and a timely opportunity to attempt to preclude or limit such production, (iii) disclose the terms hereof to the extent necessary to comply with any applicable securities laws; and (iv) disclose the existence, general terms and the length of term of this Agreement with such party's current and prospective business partners and investors.

           (c) The obligations in this Section 4.3 shall not apply to any information disclosed by either party to the other party hereunder to the extent that, and after such time as, such information (i) becomes publicly available other than by a breach of this Agreement, (ii) is rightfully received by the non-disclosing party from a third party who is not under an obligation of confidentiality with respect thereto, (iii) can be demonstrated to have been independently developed by the non-disclosing party without access to or use of any of the Proprietary Information of the other party, or (iv) is known to the non-disclosing at the time of disclosure, provided that the non-disclosing party shall have promptly delivered to the other party written notice of such prior knowledge.

           (d) Each party agrees (except to the extent the such party has rights to such Proprietary Information in accordance with this Agreement) to (i) cease using the Proprietary Information of the other party upon the expiration or termination of this Agreement and (ii) promptly return to the other party all materials embodying the Proprietary Information of the other party upon the expiration or termination of this Agreement and, at any time prior thereto, promptly upon the written request of the other party (except to the extent the non-disclosing party has rights to such Proprietary Information in accordance with this Agreement).

     4.4 Announcements. Public announcements regarding this Agreement and/or the transactions contemplated hereby, including any use, reproduction, distribution or display of the respective trademarks, tradenames, service marks or logos of the other party, shall not be made by either party to this Agreement without the prior written approval of the other, unless otherwise required by applicable law or the rules of the American Stock Exchange. In addition, neither party shall use the trademarks, tradenames, service marks or logos of the other party in any public advertising or promotional materials or campaigns without the prior written approval of the other.

     4.5 Cooperation and Reasonableness. The parties hereto acknowledge and agree that this Agreement is intended to address a complex series of rights and relationships, and that in the course of activity pursuant to this Agreement many matters may arise that require further clarification or memorialization and the parties hereto agree to negotiate in good faith with respect to such matters and to execute and deliver any and all documents and instruments reasonably necessary to effectuate such good faith negotiation.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

     5.1   Representations and Warranties by Photoelectron.

           (a) General. Photoelectron represents and warrants to Zeiss that: (i) Photoelectron is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) Photoelectron has the requisite corporate power and authority to execute and deliver, and to perform Photoelectron's obligations under, this Agreement; (iii) neither the execution and delivery of this Agreement by Photoelectron nor the performance by Photoelectron of Photoelectron's obligations hereunder will violate or conflict with (A) the provisions of any agreement to which Photoelectron is a party, or (B) the provisions of any law, statute, rule, regulation, judgment, order, or decree of any domestic or foreign governmental, administrative, or judicial authority which, if violated, would have a material adverse effect on the ability of Photoelectron to perform Photoelectron's obligations hereunder, (iv) there are now outstanding no products liability claims or actions against Photoelectron, and (v) the Photoelectron Products are in compliance with all applicable regulations and standards in the United States and the European Community.

          (b) Regarding Photoelectron Intellectual Property. Photoelectron represents and warrants that each element of the Photoelectron Intellectual Property does not and will not (with Photoelectron's knowledge): (a) violate any law or regulation, including without limitation, the laws and regulations governing export control, (b) be defamatory or trade libelous; (c) production, distribution, modification, exhibition and exploitation of the Photoelectron Intellectual Property in connection with the sale and distribution of the Products will not violate any copyright, patents, trade secrets or other intellectual or proprietary rights of any third party.

     5.2 Representations and Warranties by Zeiss. Zeiss represents and warrants to Photoelectron that: (i) Zeiss is a trust foundation duly organized and validly existing under the laws of Germany; (ii) Zeiss has the requisite corporate power and authority to execute and deliver, and to perform Zeiss' obligations under, this Agreement; and (iii) neither the execution and delivery of this Agreement by Zeiss nor the performance by Zeiss of Zeiss' obligations hereunder will violate or conflict with (A) the provisions of any agreement to which Zeiss is a party, or (B) the provisions of any law, statute, rule, regulation, judgment, order, or decree of any domestic or foreign governmental, administrative, or judicial authority which, if violated, would have a material adverse effect on the ability of Zeiss to perform Zeiss' obligations hereunder.

                           ARTICLE VI. INDEMNIFICATION

     6.1  Indemnification.

          (a)  Indemnification by Photoelectron.

               (i) Photoelectron agrees to indemnify, hold harmless and defend Zeiss and its Affiliates and Sublicensees, and their respective agents, representatives, employees and direct customers (the "Zeiss Group") from and against any and all claims, demands, suits, actions, or proceedings (hereinafter, collectively "Claims") brought by any third party (i) arising out of personal injury, death and/or property damage in connection with the use of any Photoelectron Product (excluding any uses by Zeiss or its customers of the Photoelectron Product for purposes other than those approved by Photoelectron), or (ii) which is based on any claim that any part of any Photoelectron Product or the sale or use thereof by Zeiss under this Agreement infringes any patent, any copyright, trade secret, any trade name, any trademark or intellectual property of any third party, or (iii) arising out of a violation by Photoelectron of any of the provisions of this Agreement (including, without limitation, breach of any of Photoelectron's representations or warranties in
Article V hereof), and all damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and settlement costs, as applicable) sustained or incurred by the Zeiss Group in relation thereto, provided, in each case, that Photoelectron shall have no liability hereunder unless the applicable member of the Zeiss Group shall give Photoelectron prompt written notice upon discovery of each Claim and except to the extent such Claim occurs as a result of the negligent or willful acts or omissions of any member of the Zeiss Group.

               (ii) Notwithstanding the foregoing, Photoelectron shall have no liability under this Section 6.1(a) for any claim by a third party that the manufacture, sale or use of any Photoelectron Product (whether or not incorporated in any other Product) caused personal injury, death or property damage or infringes any patent, copyright, trade secret or other intellectual property right in any of the following circumstances: (A) such Photoelectron Product was altered or modified by any member of the Zeiss Group or any third party without prior written authorization of Photoelectron and such alteration or modification resulted in or is the basis for the third party claim; (B) any member of the Zeiss Group failed to use the most current version of such Photoelectron Product following a mandatory upgrade when and if available and offered to Zeiss by Photoelectron if the use of such current model, as upgraded, would have avoided such claim, except in the case in which the Photoelectron Product at issue had been already installed at the customer's site; (C) any member of the Zeiss Group or any third party used such Photoelectron Product in combination with any consumables, component, apparatus or software not furnished, authorized or whose use should not have been reasonably anticipated by Photoelectron pursuant to this Agreement and such combination resulted in or is the basis for the third party claim; (D) such Photoelectron Product was used in a manner for which it was not designed or specified; or (E) any member of the Zeiss Group owns an intellectual property right or has a license which precludes it from being held responsible for the claim of infringement.

         (b) Indemnification by Zeiss. Zeiss agrees to indemnify and defend Photoelectron and its Affiliates, and their respective agents, representatives, employees and direct customers (the "Photoelectron Group") from and against any and all claims, demands, suits, actions, or proceedings (hereinafter, collectively "Claims") brought by any third party arising out of a violation by Zeiss of any of the provisions of this Agreement (including, without limitation, breach of any of Zeiss' representations or warranties in Article V hereof), and all damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and settlement costs, as applicable) sustained or incurred by the Photoelectron Group in relation thereto, provided, in each case, that Zeiss shall have no liability hereunder unless Photoelectron shall have given Zeiss prompt written notice upon discovery of each Claim and except to the extent such Claim occurs as a result of the negligent or willful acts or omissions of any member of Photoelectron Group.

     6.2 Claim Procedure. Any party (in any case, an "Indemnitee") entitled or potentially entitled to indemnification under this Article VI shall give notice to the indemnitor of a claim or other circumstances likely to give rise to a request for indemnification, promptly after such Indemnitee becomes aware of the same. Any applicable indemnitor shall be afforded the opportunity to undertake the defense of and to settle by compromise or otherwise any claim for which indemnification is available under this Article VI, with legal counsel approved by the Indemnitee (which approval shall not unreasonably be withheld). If an indemnitor so assumes the defense of any claim, the Indemnitee may participate in such defense with legal counsel of the Indemnitee's selection and at the expense of the Indemnitee. If the indemnitor, prior to the expiration of fifteen
(15) days after the giving of notice of a claim by the Indemnitee under this
Section 6.2, has not assumed the defense thereof, the Indemnitee may thereupon undertake the defense thereof on behalf of, and at the risk and expense of, the indemnitor, with all reasonable costs and expenses of such defense to be paid by the indemnitor. No compromise or settlement of any such claim shall be made without the prior consent in writing of the Indemnitee.

     6.3 Insurance.

         (a) Policies. Each party shall procure and maintain, at its own expense, in full force and effect at all times during which Products are being sold pursuant to this Agreement, product liability insurance with respect to the Products written by a responsible insurance carrier or carriers, Best Rated A, with a combined single limit of not less than Five Million Dollars ($5,000,000) with a maximum deductible or self-insurance retention amount of $5,000 per occurrence and $100,000 in the aggregate. Such insurance policy shall name both parties hereto as additional insureds and will provide for at least thirty (30) days prior written notice to the other party of the cancellation or substantial adverse modification thereof. Each party hereto shall deliver a certificate of such insurance to the other party promptly upon issuance of the policy and shall, from time to time as reasonably requested by such other party, furnish such other party with evidence of the maintenance thereof. If any of the insurance policies described in this of this Section 6.3 are written on a claims made basis, the applicable party maintaining such insurance agrees either to (i) continue to purchase such coverage or (ii) purchase an extended reporting period endorsement ("tail" insurance), in either instance for the entire Term of this Agreement (and any extensions of such Term), and for a period of five (5) years after the end of such Term.

         (b) Waiver. Each party hereby waives any claims against the other (whether founded upon the indemnification provisions contained in this Agreement or otherwise) to the extent any such claim is covered by, and loss proceeds are paid to and received by such waiving party, from the insurance either carried by or for the benefit of such waiving party, and provided such waiver: (i) is not in violation of the policies of insurance under which such loss proceeds are so paid; (ii) does not invalidate such insurance; and (iii) does not disproportionately increase the premiums thereof.

                            ARTICLE VII. TERMINATION

     7.1 Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and, unless this Agreement is terminated earlier as provided in Section 7.2, ending on the third anniversary of the date hereof (such term, together with any extensions or renewals thereof is, the "Term"). Prior to expiration of the Term, PeC and Zeiss will enter into good faith negotiations with respect to a successor agreement.

     7.2  Termination. This Agreement may be terminated

          (a) By either party upon thirty (30) days prior written notice in the event the other party shall breach any material term or condition of this Agreement and such breach is not cured within said thirty (30) day period.

          (b) By Zeiss upon (i) the filing by or with respect to Photoelectron, either voluntarily or involuntarily, of any Chapter 7 bankruptcy petition, or Chapter 11 reorganization, in either case in accordance with the U.S. Bankruptcy Code, provided, however, that Zeiss may not so terminate this Agreement upon such an involuntary filing if Photoelectron successfully contests any such involuntary filing within ninety (90) days following such filing; or (ii) a change in "control" of Photoelectron, meaning a change in the direct or indirect ownership of more than 50% of the voting stock of Photoelectron or the power to elect or appoint a majority of the Board of Directors of Photoelectron but only if such voting stock or such power is acquired by a direct or indirect competitor of Zeiss in the Field. Prior to any termination of this Agreement pursuant to this Section 7.2, the parties hereto shall exercise commercially reasonable efforts to negotiate in good faith acceptable terms for continuing this Agreement without such termination.

          (c) By Photoelectron upon (i) the filing by or with respect to Zeiss, either voluntarily or involuntarily, of any bankruptcy or reorganization petition under the laws of Germany, provided, however, that Photoelectron may not so terminate this Agreement upon such an involuntary filing if Zeiss successfully contests any such involuntary filing within ninety (90) days following such filing; or (ii) a change in "control" of Zeiss, meaning a change in the direct or indirect ownership of more than 50% of the stock of Zeiss or the power to elect or appoint a majority of the controlling board of Zeiss but only if such voting stock or such power is acquired by a direct or indirect competitor of Photoelectron. Prior to any termination of this Agreement pursuant to this Section 7.2, the parties hereto shall exercise commercially reasonable efforts to negotiate in good faith acceptable terms for continuing this Agreement without such termination.

          (d) By either party upon (i) the discovery of a material design defect in any PeC System if Photoelectron does not provide a written notice of intent to cure such defect within sixty (60) days after it receives written notice from Zeiss of the existence of such design defect and Photoelectron does not cure such design defect within one hundred eighty (180) days after Photoelectron furnished to Zeiss a written notice of intent to cure such defect;
(ii) if the U.S. Food and Drug Administration ("FDA") issues a "cease to sell" order with respect to any PeC System and either Photoelectron elects not to modify the PeC System to comply with such order or Zeiss elects not to sell a PeC System that has been materially modified to comply with the FDA order; or
(iii) the FDA shuts down Photoelectron and prohibits Photoelectron from selling PeC Systems in the marketplace.

          (e) By Photoelectron, if Zeiss fails to meet the minimum purchase requirement set forth in Section 2.2(b)(i) of this Agreement.

          (f) By either party during a period commencing on the second anniversary of the Effective Date and ending thirty (30) days thereafter if (i) Zeiss fails to meet the minimum purchase requirement set forth in Section 2.2(b)(ii) for the twelve month periods ending on the first and second anniversaries of the Effective Date, and (ii) the party exercising such right of termination has fulfilled all of its obligations under this Agreement through the date of termination.

     7.3 Survival. Termination of this Agreement will not release Zeiss or Photoelectron from the obligation to pay any amounts owing the other, nor release Zeiss from the obligation to pay for orders accepted by Photoelectron prior to the effective date of termination, nor Photoelectron's obligation to deliver any Photoelectron Product whose order has been accepted prior to the date of such termination. In addition, and without limiting the foregoing, both parties agree to negotiate in good faith with respect to how to maintain the Photoelectron Products delivered to locations in the Territory (or orders for which have been accepted by Photoelectron) prior to the date of such termination. Without limitation of the foregoing, the provisions of Sections 2.10(b), 2.11, 3.2, 3.5, 4.2, 4.3, 6.1, 6.2, 6.3, 7.2, 7.3, 7.4, 9.1, 9.2, 9.3,
9.6, 9.7, 9.8 and 9.9 shall survive any expiration or termination of this Agreement.

     7.4 Escrow of Technical Information. Contemporaneous with the execution of this Agreement, Photoelectron and Zeiss shall enter into the Technical Information Escrow Agreement in the form attached as Schedule 8.4 to this Agreement.

                        ARTICLE VIII. DISPUTE RESOLUTION

     8.1 In the event of any dispute with respect to any provision of this Agreement, either party hereto may give written notice to other of such dispute (a "Dispute Notice") and the parties shall thereafter proceed as follows:

          (a) Photoelectron Product Manager on behalf of Photoelectron and the Zeiss Product Manager on behalf of Zeiss, or such other representatives as may be designated by each party from time to time shall negotiate in good faith with respect to such dispute and shall be authorized to bind the respective parties with respect to the resolution of such dispute.

          (b)  If the dispute is not resolved in accordance with the foregoing
               (i) within ten (10) days following the transmission of the Dispute Notice, a representative from senior management of each party shall negotiate in good faith with respect to such dispute.

          (c)  If the dispute is not resolved in accordance with the foregoing
               (i) or (ii) within twenty (20) days following the transmission of the Dispute Notice, the parties shall in god faith attempt to identify an individual (a "Conciliator") to be appointed for the purpose of resolving the dispute by determining the course of action in the best interest of the parties. Any conciliation conducted pursuant to this subsection (iii) shall be conducted in accordance with such procedures as may be agreed upon by the parties or as may be established by the Conciliator. A decision of the Conciliator shall have the same force and effect as an arbitral award rendered pursuant to Section 8.2 hereof.

          (d)  If the dispute is not resolved in accordance with the foregoing
               (a), (b) or (c) within forty (40) days following the transmission of the Dispute Notice, the shall be settled by binding arbitration in accordance the following Section 8.2.

     8.2  Arbitration.

          (a) The party desiring to invoke the process set forth herein (the "Initiating Party") shall initiate the proceedings for such determination by notice to the other party (the "Responding Party") and by designating the name and address of an arbitrator willing to act. Within ten (10) days after receipt by the Responding Party of such notice, the Responding Party shall, by notice to the Initiating Party, designate the name and address of another arbitrator willing so to act. If the Responding Party does not designate such an arbitrator within said ten (10) day period, the arbitrator designated by the Initiating Party shall alone conduct the arbitration. Any arbitrator designated by either party hereto must have significant experience in the medical device industry.

          (b) If two arbitrators have been designated as aforesaid, such arbitrators shall appoint an additional arbitrator (the "Additional Arbitrator") who is willing so to act, and notice of such designation shall be given to the Initiating Party and to the Responding Party. If the two arbitrators appointed do not, within a period of ten (10) days after the appointment of the latter of them, agree upon and designate an Additional Arbitrator willing so to act, either arbitrator may request the American Arbitration Association ("AAA") to designate a third arbitrator willing so to act, or, in the absence of such designation by the AAA after an additional ten (l0) day period, a court of competent jurisdiction, and an arbitrator so appointed shall, for all purposes, have the same standing and powers as though seasonably appointed by the arbitrators first appointed. Each arbitrator appointed hereunder shall have significant experience in the medical device industry.

          (c) In case of the inability or refusal to serve of any person designated as an arbitrator or in case any arbitrator for any reason ceases to be such, an arbitrator to fill such vacancy shall be appointed by the Initiating Party, Responding Party, Additional Arbitrator, AAA or court of competent jurisdiction, as the case may be, whichever made the original appointment, and any arbitrator so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

          (d) The arbitrators shall, forthwith upon their appointment, (a) hear the Initiating Party and Responding Party and their witnesses, (b) examine such documents and records as may, in their judgment, be necessary and (c) render a written award resolving the dispute.

          (e) Any resolution by the sole arbitrator, if there be only one, or by a majority of the arbitrators, shall be final and binding upon the parties or, if a majority of the arbitrators are unable to agree, the average of the two closest arbitrators shall be final and binding upon the parties. Judgment may be entered on the arbitrators award in any court of competent jurisdiction in accordance with the laws of the State of New York governing the enforcement of arbitration awards.

          (f) Each party shall be entitled to reasonable notice of the time and place of hearings to be held by the arbitrators (but only such hearings held for the purpose of hearing the parties and witnesses), to be present at such hearings and to be represented by counsel at such hearings. However, if a party shall fail, refuse or neglect to appear at a hearing, having been afforded such notice, the arbitrators may act in the absence of such party at such hearing. Further, the arbitrators shall permit and facilitate discovery by the parties as the arbitrators shall deem appropriate, taking into account the needs of the parties and the desirability of making discovery expenditures cost effective. The arbitrators shall also issue orders to protect the confidentiality of trade secrets and other sensitive or confidential information.

     8.3  Implementation.

          (a) The parties hereto agree to cooperate with one another in causing an conciliation or arbitration to be held in as efficient and expeditious a manner as practicable and in that connection to furnish such documents and make available such of their respective personnel as the Conciliator or arbitrator may request.

          (b) The costs, other than counsel fees, of any dispute resolution, conciliation or arbitration pursuant to this Article VIII shall be borne equally by the parties hereto.

          (c) The parties hereto agree to take whatever steps may be necessary to implement the decision of any Conciliator, pursuant to Section 8.1, or arbitrator or arbitrators, pursuant to Section 8.2. Unless such failure is waived in writing by the other party, any party's failure to cooperate with or abide by a Conciliator's or arbitrator's decision pursuant to this Article VIII shall be deemed to be a default under this Agreement by such party.

                            ARTICLE IX. MISCELLANEOUS

     9.1 No Agent or Legal Representative Status. This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. Neither party owes the other any fiduciary obligation. The parties expressly acknowledge that no franchise, partnership or joint venture relationship exists or is intended to exist between the parties hereto during the term of this Agreement.

     9.2 Parties' Responsibility for Their Own Operations. Except as provided otherwise in this Agreement, each of the parties hereto shall have no liability in connection with the establishment or conduct of the other party hereto, including without limitation with respect to expenditures, liabilities and obligations incurred or assumed by such other party in connection with such other party's responsibilities under this Agreement.

     9.3 Taxes. Each party hereto shall pay all applicable taxes and will file required tax returns related to such party's operations and activities pursuant to this Agreement and will hold the other party hereto harmless from any claims or demands made by any taxing authority with respect thereto.

     9.4 Excused Performance. Neither party shall be liable for, or be considered to be in breach of or default on account of, any delay or failure to perform as a result of any cause or condition beyond such party's reasonable control (including, but not limited to: fire, casualty, storms, flood and acts of God or the elements; court orders; acts, delays and failures to act by civil, military or other governmental authority; strikes, lockouts, labor disputes, riots, insurrections, sabotage and war; breakdown or destruction of, or damage or casualty to, any equipment, facilities or other property; unavailability of materials, supplies, parts, equipment personnel or other necessary items; interruption, suspension, curtailment or other disruption of utilities and/or network or similar facilities; and acts or omissions of persons or entities other than the parties hereto, as applicable).

     9.5 Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto, and supersedes any and all prior or contemporaneous documents, correspondence, proposals, representations, and agreements, written or oral, between the parties hereto with regard to the matters addressed herein. No amendment, modification or waiver of any of the provisions of this Agreement shall be valid unless set forth in a written instrument signed by the party or parties to be bound thereby.

     9.6 Assignment of Rights or Delegation of Duties. Neither this Agreement, nor the rights or obligation of either party hereunder, may be sold, assigned or otherwise transferred without the prior written approval of the other party.

     9.7 No Third Party Beneficiaries. The provisions of this Agreement are for the sole and exclusive benefit of the parties hereto, their respective successors and permitted assigns, in each case as their respective interests may appear. No provision of this Agreement shall be deemed for the benefit of any other person or entity, including, without limitation, any third party.

     9.8 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given (a) the following business day after having been timely sent by reputable overnight courier service for priority, next day delivery, (b) upon confirmation of receipt by the recipient after having been sent by electronic mail or fax, in each case to the applicable party's street address, e-mail address, or fax number as set forth below (as the same may be amended by such party upon written notice to the other), or by such other means as the parties may hereafter agree in writing, and shall only be effective if delivered to all addressees indicated as follows:

If to Photoelectron:                 If to Zeiss:

9 Executive Park Drive                                  Carl Zeiss
North Billerica, Massachusetts 01862-                   D - 73446 Oberkochen, Germany
1318 Attention: President                               Attn: Vice President Surgical Products Division
Facsimile Number: 978-670-0879                          Facsimile Number: ++49 (73 64)20-2117

     9.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., applicable to contracts made, accepted and performed wholly within such state, without application of principles of conflicts of laws.

     9.10 Official Language. The official language of this Agreement shall be English.

     9.11 No Waiver. No waiver by either party to this Agreement of any provision hereof, and no failure by either party to exercise any of such party's rights or remedies hereunder, shall be deemed to constitute a waiver of such provision, right, or remedy in the future, or of any other provision, right, or remedy hereunder, unless such waiver shall be set forth in a written instrument signed by the party against whom such waiver is sought to be enforced.

     9.12 Headings. The headings used in this Agreement are for convenience only and shall in no way affect the scope or construction of any provision hereof.

     9.13 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable, such provisions shall be construed in all respects as if such invalid or unenforceable provision were replaced with a valid and unenforceable provision as similar as possible to the one replaced, and the remainder of this Agreement shall continue in full force and effect and shall not be invalidated impaired or otherwise affected.

     9.14 Remedies Cumulative. The rights and remedies of the parties set forth herein are in addition to and not in lieu of any other right or remedy afforded to the parties under any other provision of this Agreement, by law, or otherwise.

     9.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first written above.

PHOTOELECTRON CORPORATION              CARL ZEISS



By: /s/ Timothy W. Baker               By: /s/ ppa. Dr. Ludwin Monz
    --------------------                   ------------------------
Title: President                       Title: Vice President and General Manager
  duly authorized hereunto                    Surgical Products Division



                                       By: /s/ ppa Karl Heinz-Raffin
                                           -------------------------
                                       Title: Senior Vice President, Finance
                                              Medical Systems Group

Schedule 2.1:  Photoelectron Products
Schedule 2.4:  Price List
Schedule 2.10(a): Photoelectron Limited Warranty
Schedule 2.12: Service Contract
Schedule 4.3(a): Price List
Schedule 4.1:  Form of Warrant

* Omitted pursuant to request for confidential treatment and filed separately with the Commission.

                                    Schedules

Schedule 2.1:  Photoelectron Product Line

                  PHOTOELECTRON RADIATION THERAPY PRODUCT LINE
                                  (August 2002)

--------------------------------------------------------------------------------
                                PeC
Catalog #                      Part#                Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(See selection Matrix)                   PRS-400 Core System Including:
--------------------------------------------------------------------------------

                             47000***    Control Console - Set
                                         PRS-400 control console with operator's
                                         manual
                             47000009    X-Ray Source - Set
                                         Miniature x-ray source with cable,
                                         sterilization tray
                             47000004    External Radiation Monitor, ERM-Set
                                         Cables and sterilization tray
                             46000060    X-Ray Accessory-Set

                                         Photodiode Array, Probe Adjuster,
                                         Cables, sterilization Tray
                             47000***    Ion Chamber - Set

                                         Electrometer, Ion Chamber, Ion chamber
                                         holder cables and instructions
                             46000062    PTS Accessory
                                         V-Block

--------------------------------------------------------------------------------
                                         Treatment Delivery Options:
--------------------------------------------------------------------------------
47000288                     47000288    INTRABEAM System
--------------------------------------------------------------------------------

                                         - INTRABEAM surgical support stand for
                                         delivery of Intraoperative radiation
                                         therapy. System includes: Support
                                         Stand, Cables, Operators Manual and XRS
                                         interface adapter

--------------------------------------------------------------------------------
                                         Stereotactic Frame Adapters:
--------------------------------------------------------------------------------
46000056                     46000056    CRW Frame Adapter - Set, Includes:

                                         CRW frame adapter,biopsy guide,
                                         sterilization tray and operator's
                                         manual
--------------------------------------------------------------------------------
                                         Accessories:
--------------------------------------------------------------------------------
46000049                     46000049    Sterile Sheaths, box of 10

46000051                     46000051    Dilators - Set

                                         Dilators, dilator guide, sterilization
                                         tray and operator's manual

46000348                     46000348  Spherical Applicator- Set
                                       - Set of 8 spherical applicators
                                       (1.5-5.0 cm diameter)
                                       Sterilization Tray and Operator's Manual
--------------------------------------------------------------------------------
                                       Warranty & Service Contract
--------------------------------------------------------------------------------
                             98000012  2 year extended warranty
                                       (Only available at time of core system
                                       purchase)

                             98000011  Standard Service Contract
--------------------------------------------------------------------------------


                                       -----------------------------------------
                                       ***Control Console - Sets
                                       47000206 Control Console - Germany
                                       47000207 Control Console - Italy
                                       47000209 Control Console - UK
                                       47000307 Control Console - France
                                       47000007 Control Console - USA

                                       ***Ion Chamber - Sets
                                       47000268 Ion Chamber - Germany
                                       47000269 Ion Chamber - Italy
                                       47000271 Ion Chamber - UK
                                       47000305 Ion Chamber - France
                                       47000059 Ion Chamber - USA
                                       -----------------------------------------

Schedule 2.4:  Price List

-------------------------------------------------------------------------------------------------------------------------------
Catalog #                  PeC Part#                      Description                                CZ xfer        CZ xfer
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                       USA          Europe
-------------------------------------------------------------------------------------------------------------------------------
(See selection Matrix)                PRS-400 Core System Including:                                        $*            $*
-------------------------------------------------------------------------------------------------------------------------------

                            47000***  Control Console - Set
                                      PRS-400 control console with operator's manual
                            47000009  X-Ray Source - Set
                                      Miniature x-ray source with cable, sterilization tray
                            47000004  External Radiation Monitor, ERM-Set
                                      Cables and sterilization tray
                            46000060  X-Ray Accessory-Set
                                      Photodiode Array, Probe Adjuster, Cables,
                                      sterilization Tray
                            47000***  Ion Chamber -  Set

                                      Electrometer, Ion Chamber, Ion chamber holder cables and
                                      instructions
                            46000062  PTS Accessory
                                      V-Block

-------------------------------------------------------------------------------------------------------------------------------
                                      Treatment Delivery Options:
-------------------------------------------------------------------------------------------------------------------------------
47000288                    47000288  INTRABEAM System                                                      $*            $*
-------------------------------------------------------------------------------------------------------------------------------

                                      - INTRABEAM surgical support stand for delivery of
                                      Intraoperative radiation therapy. System includes:
                                      Support Stand, Cables, Operators Manual and XRS
                                      interface adapter

-------------------------------------------------------------------------------------------------------------------------------
                                      Stereotactic Frame Adapters:                                          $*            $*
-------------------------------------------------------------------------------------------------------------------------------
46000056                    46000056  CRW Frame Adapter - Set, Includes:

                                      CRW frame adapter,biopsy guide, sterilization tray and
                                      operator's manual
-------------------------------------------------------------------------------------------------------------------------------
                                      Accessories:
-------------------------------------------------------------------------------------------------------------------------------
46000049                    46000049  Sterile Sheaths, box of 10                                            $*            $*

46000051                    46000051  Dilators - Set                                                        $*            $*

                                      Dilators, dilator guide, sterilization tray and operator's manual

46000348                    46000348  Spherical Applicator- Set                                             $*            $*
                                      - Set of 8 spherical applicators (1.5-5.0 cm diameter)
                                      Sterilization Tray and Operator's Manual
-------------------------------------------------------------------------------------------------------------------------------
                                      Warranty & Service Contract
-------------------------------------------------------------------------------------------------------------------------------
                            98000012  2 year extended warranty                                               *            $*

                                      (Available only at time of core system purchase)

             98000011  Standard Service Contract           $*            $*
--------------------------------------------------------------------------------


                    -----------------------------------------
                         ***Control Console - Sets
                         47000206 Control Console - Germany
                         47000207 Control Console - Italy
                         47000209 Control Console - UK
                         47000307 Control Console - France
                         47000007 Control Console - USA

                         ***Ion Chamber - Sets
                         47000268 Ion Chamber - Germany
                         47000269 Ion Chamber - Italy
                         47000271 Ion Chamber - UK
                         47000305 Ion Chamber - France
                         47000059 Ion Chamber - USA
                    -----------------------------------------


-----------------------------------------------------------------------------
Training, Installation, Service and Repair
------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
    A.  Customer Training (Photoelectron Components)*
-----------------------------------------------------------------------------
         Training for one physicist*                         $ *
-----------------------------------------------------------------------------
         Training for additional physicist*                  $ *
-----------------------------------------------------------------------------
         Hourly Training Rate*
                                                             $ *
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
    B.  Installation
-----------------------------------------------------------------------------
         Installation Rate (per PRS Unit)*                   $ *
-----------------------------------------------------------------------------
         Installation Training Rate (per hour)*              $ *
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
    C.  Service Rates (no Service Contract; on-site hours
    are for hours actually on-site, minimum 2 hours per
    service call)
-----------------------------------------------------------------------------
         Base Hourly Rate*                                   $*
-----------------------------------------------------------------------------
         Overtime (per then current Zeiss policies)          $*
         Hourly Rate*
-----------------------------------------------------------------------------
         Double Overtime (per then current Zeiss policies)   $*
         Hourly Rate*
-----------------------------------------------------------------------------

*In addition to any such rates, Zeiss shall also reimburse Photoelectron for reasonable out of pocket travel expenses incurred by Photoelectron's representatives (meals, airfare - economy class, hotel, local transportation, etc.) in providing the services.

* Omitted pursuant to request for confidential treatment and filed separately with the Commission

Schedule 2.10(a):  Photoelectron Limited Warranty

Photoelectron warrants that each Photoelectron Product (excluding consumables such as sheaths and other limited use components) sold to Zeiss pursuant to this Agreement will be free of defects in design, material or workmanship for a period of twelve (12) months from the date of installation. If the equipment fails to satisfy this warranty, Zeiss will promptly notify Photoelectron of such failure within the warranty period. At Photoelectron's option Photoelectron will repair or replace the defective equipment. Zeiss will not return any equipment or component to Photoelectron without Photoelectron's prior written authorization. If Photoelectron is unable to repair or replace the equipment after reasonable efforts, Photoelectron will, as Zeiss' exclusive remedy, refund the portion of the purchase price previously paid by Zeiss that is attributable to the defective equipment. Notwithstanding the foregoing provisions, Photoelectron shall have no obligation or responsibility to repair or replace any defective equipment if the defect was caused by: (a) Zeiss' or Zeiss' customer's failure to properly operate, sterilize or maintain the equipment in accordance with Photoelectron's written instructions; (b) any attempted repair or modification of the equipment that is not performed or authorized in writing by Photoelectron; (c) any power failure, power surge, fire, water damage, Act of God or other circumstance or event not within Photoelectron's reasonable control; (d) any damage resulting from transporting or improperly handling the equipment; (e) normal wear and tear; or (f) any other act or omission of Zeiss, Zeiss' agents or any other third party except as provided in this Agreement.

Schedule 2.12:  Service Contract

A Service Contract purchased with respect to any Core Photon Radiosurgery System purchased by Zeiss from Photoelectron includes the following services:

(i) full parts and labor coverage on all Photoelectron Components sold to Zeiss for the Product in which such Core Photon Radiosurgery System is incorporated;

         A one (1) time source replacement during the contract period (1 year) should the device not perform for any reason. Replacement will be made only after a complete assessment of the unit and a reasonable attempt to repair the device has been made.

         A one(1) time replacement (or upgrade) to the control console during the covered period, should the device not perform for any reason. This includes any and all software upgrades. Replacement will be made only after a complete assessment of the unit and a reasonable attempt to repair the device has been made.

(ii)     one on-site preventative maintenance inspection per year;

(iii)    software maintenance on the control console;

(iv) training of Zeiss service personnel according to a schedule to be mutually agreed between Zeiss and Photoelectron, and

(v) travel costs and expenses in connection with the foregoing throughout the United States at no charge with a flat additional fee of $2,500 per contract year, if any, in which travel outside the United States is necessary.

(vi) a periodic check of the XRS unit (once per year). The device may be shipped to PeC and a complete QA check will be conducted on the unit, including Anisotropy check and output check.

         Loaner equipment is provided to the customer if they need to send their equipment back to PeC for service.

Schedule 4.1:  Form of Warrant

NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

                            Photoelectron Corporation
                             9 Executive Park Drive
                      North Billerica, Massachusetts 01862

                             STOCK PURCHASE WARRANT

Date of Issuance: _________, ____                     Right to Purchase ________
                                                      Shares of Common Stock
                                                      (subject to adjustment)
Warrant # __

     For value received, Photoelectron Corporation, a Massachusetts corporation (the "Company"), hereby grants to Carl Zeiss Oberkochen, a trust foundation organized and existing under the laws of Germany, or its registered assigns (the "Registered Holder"), the right to purchase from the Company ______ shares of the Company's Common Stock (subject to adjustment pursuant to Section 3 hereof) at a price of $____ per share (as adjusted pursuant to Section 3 hereof, the "Exercise Price"). The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

          "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

          "Common Stock" means the Company's Common Stock, $.01 par value per share.

          "Date of Issuance" shall have the meaning specified in Section 10 of this Warrant.

          "Market Price" is defined as the average of the daily closing prices for the 20 consecutive trading days, immediately preceding the date of computation. The closing price for each day shall be (i) if the shares of Common Stock are listed or admitted to trading on a principal national securities exchange or the Nasdaq National Market, the last reported sales price on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the Nasdaq National Market or (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange or the Nasdaq National Market, the average of the highest bid and lower asked prices, as reported on the Automated Quotation System of the National Quotations Bureau, Incorporated or an equivalent, generally accepted reporting service. If at any time such security is not listed on any domestic securities exchange or quoted in the Nasdaq System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board of Directors in good faith.

          "Nasdaq System" means the Nasdaq Inter-Dealer Quotation System or such other similar inter-dealer quotation system as may in the future be used generally by members of the National Association of Securities Dealers, Inc., for the over-the-counter transactions in securities.

          "Registrable Securities" means the shares of Warrant Stock, and any other shares of capital stock of the Company issued in respect of the Warrant Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events), provided, however, that any shares of Warrant Stock previously sold by the Registered Holder to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

          "Registration Statement" means a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) filed by the Company with the Commission under the Securities Act for a public offering and sale of securities of the Company.

          "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization or any other entity or a government or any department or agency of a government.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

          "Warrant" or "Warrants" means this Warrant and all stock purchase warrants issued in exchange therefor pursuant to the terms thereof.

          "Warrant Stock" means shares of the Company's authorized but unissued Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     2.   Exercise of Warrant.

          2.1 Exercise Period. The Registered Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time prior to the fifth anniversary of the Date of Issuance of the Warrant (the "Exercise Period").

          2.2  Exercise Procedure.

               (a) This Warrant may be exercised by the Registered Holder in whole or in part (but not as to fractional shares of Warrant Stock) by the surrender of this Warrant and delivery of an executed Notice of Exercise in the form appended hereto duly executed by the Registered Holder to the Company at its principal office at any time or times during the Exercise Period accompanied by payment for the Warrant Stock as to which this Warrant is being exercised by wire transfer to an account designated by the Company or by certified or bank check. In the event of a partial exercise of this Warrant, this Warrant will be canceled and the Company will deliver a new Warrant of like tenor representing the balance of the shares of Warrant Stock purchasable hereunder. Alternatively, the Registered Holder may elect to exercise the rights represented by this Warrant in whole or in part (but not as to fractional shares of Warrant Stock) by the surrender of this Warrant and delivery of an executed Notice of Exercise specifying that the value (as determined below) of this Warrant shall be the consideration for the shares of Warrant

Stock, in which event the Company shall issue to the Registered Holder a number of shares of Warrant Stock computed using the following formula:

         X = Y (A-B)
             -------
                 A

Where: X = the number of shares of Warrant Stock to be issued to the Registered Holder.
Y = the number of shares of Warrant Stock issuable upon exercise of the Warrant on the date of delivery of the Notice of Exercise.
A = the Market Price of one share of Warrant Stock.
B = the Exercise Price.

This Warrant will be deemed to have been exercised at such time (the "Exercise Date") as the Company has received the Notice of Exercise accompanied by this Warrant and either (1) a wire transfer to an account designated by the Company or a certified or bank check in the amount of the Exercise Price multiplied by the number of shares of Warrant Stock for which the Warrant is being exercised or (2) a written election on the Notice of Exercise to use the alternative method set forth above.

               (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Notice of Exercise.

               (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have been the record holder of such Warrant Stock on the Exercise Date.

               (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Registered Holder of this Warrant presented for exercise, and any such tax shall be paid by such Registered Holder at the time of presentation.

          2.3 Notice of Exercise. The Notice of Exercise will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Notice of Exercise will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

     3.   Exercise Price and Adjustments for Certain Events.

          3.1 General. The initial Exercise Price will be $___, subject to adjustment as set forth below.

          3.2 Stock Splits, etc. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by way of a stock dividend or otherwise, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased; and conversely, in case the outstanding shares of Common Stock of the

Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately reduced.

          3.3 Adjustments for Capital Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company is effected (other than an Acquisition, as defined below), then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the Registered Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, in lieu of shares of Warrant Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, those shares of stock, securities or assets which would have been issued or payable with respect to or in exchange for the Warrant Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to the record date (or the effective date, as the case may be) for such capital reorganization or reclassification.

          3.4 Acquisition Transaction. If the Company is to be consolidated with or acquired by another Person in a merger or otherwise, or in the event of a sale of all or substantially all of the Company's assets (an "Acquisition"), the Company may take such action with respect to this Warrant as the Company's Board of Directors may deem to be equitable and in the best interests of the Company, its stockholders and the Registered Holder under the circumstances, including, without limitation, (i) making appropriate provision for the continuation of the Warrant by substituting on an equitable basis for the shares then subject to the Warrant either the consideration payable with respect to the outstanding shares of Warrant Stock in connection with the Acquisition or securities of any successor or acquiring entity or (ii) giving the Registered Holder reasonable advance notice of the pendency of the Acquisition and canceling the Warrant effective upon the Acquisition if it is not exercised prior to the Acquisition.

     4. Notice of Adjustments. Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to all Registered Holders, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease.

     5. Reservation Of Common Stock. The Company will at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

     6. No Voting Rights. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

     7.   Piggyback Registration Rights.

          (a) If at any time the Company shall decide to register any of its securities under the Securities Act, (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), the Company will promptly give written notice thereof to the Registered Holder. Upon the written request of the Registered Holder given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Registrable Securities which the Registered Holder has requested to be registered to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition of the Registrable Securities. Nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

          (b) If any registration pursuant to this Section 7 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 7 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, then the number of Registrable Securities otherwise to be included in the underwritten public offering may be reduced pro rata among the Registered Holder requesting such registration and any other selling security holder (based on the number of Registrable Securities for which registration is requested expressed as a percentage of the total number of shares being registered on behalf of selling security holders (including the Registered Holder)).

     8.   Transfer of Warrant.

          (a) Subject to the transfer conditions referred to in paragraph (b), below, this Warrant and all rights hereunder may not be assigned or transferred, in whole or in part, without the prior written consent of the Company, which consent not to be unreasonably withheld. Any assignment or transfer shall require the surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

          (b) Each Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Securities Act (or any similar statute then in effect), or (ii) an opinion of counsel for the Company to the effect that such registration is not, under the circumstances, required.

     9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

     10.  Representations, Warranties and Covenants of the Registered Holder.
(a) The Registered Holder represents, warrants, acknowledges and agrees as follows: (i) the Registered Holder is an "accredited investor" within the meaning of that term in Rule 501 under the Securities Act; (ii) the Registered Holder is acquiring this Warrant and, has a present intention of acquiring the Warrant Stock issuable upon exercise of this Warrant, for its own account for investment and not with a view to any distribution thereof, and will not transfer this Warrant or any shares of the Warrant Stock in violation of the provisions of any applicable securities law; (iii) the Registered Holder has been granted access to information and materials concerning the Company, this Warrant and the Warrant Stock sufficient to permit it to evaluate the merits and risks of an investment in this Warrant and the Warrant Stock and has had the opportunity to its satisfaction to question and to receive answers from officers and other representatives of the Company concerning the Company, this Warrant and the Warrant Stock; (iv) the Registered Holder has taken full cognizance of and understands all of the risks associated with an investment in this Warrant and the Warrant Stock, including those described in documents filed by the Company with the Securities and Exchange Commission the ("SEC"); (v) the Registered Holder has not relied upon any representations or warranties made by the Company or any of its officers or other representatives or agents except as set forth in publicly available documents filed by the Company with the SEC;
(vi) this Warrant and the Warrant Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, or registered or qualified under any state securities law, and they must be held indefinitely unless they are subsequently registered under the Securities Act and registered or qualified under any applicable state securities law or an exemption from such registration or qualification is available; and (vii) neither the SEC nor any state securities commission has approved or disapproved of this Warrant or the Warrant Stock purchasable upon exercise of this Warrant and the Registered Holder understands that any representation to the contrary is a criminal offense.

          (b) The Registered Holder further represents and warrants to, and covenants with, the Company that the Registered Holder has full right, power, authority and capacity to enter into this Warrant and to consummate the transactions contemplated hereby.

     11.  Miscellaneous.

          11.1 Amendment and Waiver. The provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least 50% of the shares of Warrant Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.

          11.2 Notices. All notices and other communications under this Warrant shall be (a) in writing (which shall include communications by fax), (b) (i) delivered by hand, (ii) delivered by a nationally recognized air courier, or
(iii) sent by fax. Notices and other communications hereunder shall be effective or deemed delivered or furnished (1) if given by fax, when such communication is transmitted and the appropriate answer back is received or receipt is otherwise acknowledged and (2) if given by hand delivery or sent by air courier, when received. Any notices or other communications to be given to a Registered Holder will be given to the address or fax number of such Registered Holder shown on the books of the Company. Any notices or other communications to be sent to the Company will be sent or delivered to the Company at:

                     Photoelectron Corporation
                     9 Executive Park Drive
                     North Billerica, Massachusetts 01862-1318
                     Attention: Timothy W. Baker, President
                     Fax: 978-670-0879

          11.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Company and the Registered Holder have caused this Warrant to be executed by their duly authorized officers.

                                          PHOTOELECTRON CORPORATION


                                          By:_______________________________
                                              Timothy W. Baker
                                              President


                                      Accepted and agreed to by the Registered
                                      Holder:


                                          CARL ZEISS OBERKOCHEN


                                          By:_______________________________

                                          By:_____________________________

                                              By:____________________________
                                              Title:
                                                duly authorized hereunto

                                    EXHIBIT I

                               NOTICE OF EXERCISE

                               (To be Executed by
                              the Registered Holder
                        in Order to Exercise the Warrant)

       The undersigned hereby irrevocably elects to exercise the right to purchase ______________________________ (_________) shares of the common stock of Photoelectron Corporation according to the conditions thereof and herewith makes payment of the Exercise Price of such shares in full.

       Specify method of exercise by check mark:

1. Such payment is hereby made in the amount of $________ by wire transfer or by certified or bank check.

2. The holder elects to receive shares net of shares having a value (as determined pursuant to Section 2.2 of the Warrant) equal to the Exercise Price of the Warrant.


                                   Printed Name
                                   of Registered Holder: _______________________

                                   Signature: ____________________________

                                   Title (if signing
                                   on behalf of a
                                   Registered Holder):   _______________________

                                   Address: ________________________

                                               __________________________

                                               __________________________

Dated:__________________

       Schedule 7.4. Form of Technical Information Escrow Agreement

                     Technical Information Escrow Agreement

       This Technical Information Escrow Agreement is made as of the 21st day of August, 2002 (the "Effective Date") by and among Photoelectron Corporation, a Massachusetts corporation ("Photoelectron"), Carl Zeiss Oberkochen, a trust foundation organized and existing under the laws of Germany ("Zeiss"), and Goulston & Storrs, P.C., a Massachusetts professional corporation (the "Escrow Agent").

       WHEREAS, this is the Technical Information Escrow Agreement referred to
Section 7.4 of the Distribution Agreement dated as of August 21, 2002 between Photoelectron and Zeiss (the "Distribution Agreement), providing for, among other things, the sale of the Photoelectron Products (as defined in the Distribution Agreement) by Photoelectron to Zeiss (a form of this Escrow Agreement is attached to the Purchase Agreement as Schedule 7.4, and all terms used herein have the same meaning as defined in the Distribution Agreement unless specifically defined otherwise herein);

       WHEREAS, certain design documentation, manufacturing documentation, test documentation, proprietary technical information, and other information and documentation (hereinafter referred to as the "Technical Information") are required to manufacture the Photoelectron Products; and

       WHEREAS, in order to protect its proprietary interest in the products, Photoelectron has maintained the Technical Information in strict confidence as proprietary information, and will not disclose the Technical Information to Zeiss except on the terms and conditions hereinafter provided;

       NOW, THEREFORE, for the mutual covenants and conditions contained herein and for other good and valuable consideration, the parties hereto agree as follows:

       1.     DEPOSIT IN ESCROW

              (a) No later than forty five (45) days after Effective Date, Photoelectron will deposit with Escrow Agent the Technical Information, consisting of copies of all drawings and technical programming and coding information necessary for Zeiss to manufacture, test, install, operate, maintain, and application engineer the Photoelectron Products. Photoelectron also agrees from time to time to deposit with Escrow Agent all additional and replacement items needed to keep current the Technical Information, which items shall be deposited as soon as they become available and shall, upon deposit, be considered as Technical Information. Simultaneously with making any additional deposits of Technical Information with Escrow Agent, Photoelectron shall give written notice to Zeiss of such additional deposits and will include a general description of the contents of such additional deposits. All Technical Information provided by Photoelectron shall be copies of the original Technical Information, which shall be retained by Photoelectron.

              (b) No later than sixty (60) days after Photoelectron deposits the Technical Information with the Escrow Agent, a technical representative employed by Zeiss will review the Technical Information to determine whether the Technical Information contains the information necessary for Zeiss to manufacture, test, install, operate, maintain, and application engineer the Photoelectron Products. Upon reasonable notice by Zeiss to Photoelectron, Photoelectron will make a Photoelectron technical representative available to participate in such review and to respond to questions from the Zeiss technical representative. Photoelectron shall assume full responsibility for monitoring any review of the Technical Information conducted by a Zeiss technical representative and Escrow Agent shall have no liability in the event a Zeiss technical representative misappropriates any Technical Information, or any part thereof, during any review of the Technical Information pursuant to this Section 1(b).

              (c) Escrow Agent shall have no responsibility with respect to accuracy or completeness of the Technical Information deposited with it.

              (d) Escrow Agent agrees to prohibit any person, other than employees of Escrow Agent, from gaining access to the Technical Information deposited by Photoelectron (including employees of Photoelectron) except (1) as provided by the terms of this Agreement, or (2) as otherwise directed by court order. Except as permitted by this Agreement, Escrow Agent shall maintain the Technical Information in strict confidence and shall not use the same for its own benefit or the benefit of any third person.

              (e) Escrow Agent agrees to accept the deposit of the Technical Information and to act as custodian thereof as long as this Agreement shall be in effect and so long as Escrow Agent has not deposited the Technical Information with a successor escrow agent pursuant to Section 8. such Technical Information may, but need not be, maintained or located on the premises of Escrow Agent.

       2.     CAUSE OF RELEASE OF INFORMATION AND PROCEDURES

       (a)    Upon the occurrence of any one of the following events:

                     (i) the adjudication of Photoelectron as a bankrupt by any court of competent jurisdiction;

                     (ii) the appointment of a trustee or receiver (or similar official) of all or a substantial part of the property of Photoelectron under the U.S. Bankruptcy Code or any state court receivership proceedings, whether voluntary or involuntary, which appointment, if involuntary, is not removed within ninety (90) days;

                     (iii) the liquidation of Photoelectron or its failure to continue in business (except to the extent that such business has been acquired or assumed by another entity), or the filing by Photoelectron of a voluntary petition in bankruptcy, or the consent to, or failure to dismiss within the time prescribed by law, of any bankruptcy proceedings instituted against it; or

                     (iv) the discontinuance by Photoelectron of the manufacture of the Photoelectron Products during the Term;

Escrow Agent agrees and is hereby specifically authorized to provide to Zeiss, provided that Zeiss so requests in writing, a copy of all of the Technical Information delivered to Escrow Agent. Zeiss's written request shall contain an affidavit setting forth the facts indicating that the Distribution Agreement remains in full force and effect, that one of the events described above has occurred and is continuing to occur, that Zeiss is entitled to a copy of the Technical Information held in escrow and that the Technical Information shall be used solely by Zeiss only to manufacture or have the Photoelectron Products (as defined in the Distribution Agreement) manufactured. Simultaneously, Zeiss shall send a copy of such written request and affidavit to Photoelectron. Unless within thirty (30) days after Escrow Agent receives the written request and affidavit from Zeiss, Photoelectron shall file with Escrow Agent an affidavit executed by an executive officer of Photoelectron that no such event has occurred, or that the circumstances of the event no longer exist, Escrow Agent shall thereupon deliver to Zeiss in accordance with its instructions the Technical Information then being held by Escrow Agent, and this Agreement shall thereupon terminate. If Photoelectron shall file such an affidavit, then Escrow Agent shall not deliver the Technical Information to Zeiss until directed to do so by Photoelectron and Zeiss jointly, or until Escrow Agent is ordered to do so by a court of competent jurisdiction. Following Escrow Agent's delivery of all or any portion of the Technical Information to Zeiss, in the event Photoelectron evidences to the reasonable satisfaction of Zeiss that the circumstances leading to such delivery have been remedied or no longer exist, Zeiss shall immediately return all of the Technical Information package, including all copies, reproductions and duplications thereof, into escrow hereunder, provided that Photoelectron shall reimburse Zeiss for any reasonable cancellation charges that Zeiss may incur from persons engaged by it to manufacture the products as a result of any required redelivery of the Technical Information, which charges Zeiss shall use its best efforts to avoid.

              (b) Upon the earlier to occur of (i) receipt by the Escrow Agent of joint written notice from Photoelectron and Zeiss setting forth that the Distribution Agreement has terminated or (ii) August 25, 2005 Escrow Agent shall thereupon deliver to Photoelectron the Technical Information then being held by Escrow Agent. Notwithstanding the foregoing, Escrow Agent may release the Technical Information earlier upon the receipt of, and pursuant to, joint written instructions by Photoelectron and Zeiss or a court order.

       3.     TITLE TO TECHNICAL INFORMATION; USE OF TECHNICAL INFORMATION

              (a) The Technical Information and other items deposited with Escrow Agent by Photoelectron pursuant to this Agreement shall, as between them, remain the exclusive property of Photoelectron. Copies of the Technical Information may be produced and made available by Escrow Agent to Zeiss only in accordance with the provisions of Section 2 of this Agreement.

              (b) If the Technical Information is delivered by Escrow Agent to Zeiss pursuant to Section 2, Zeiss shall be considered to possess and use the Technical Information under a nonexclusive royalty-free license from Photoelectron entitling Zeiss to possess and use the Technical Information solely for the purpose of manufacturing or having the Photoelectron Products manufactured and for no other purpose whatsoever.

       4.     TERMINATION OF AGREEMENT

                     When all of the Technical Information has been distributed pursuant to the provisions of this Escrow Agreement, this Escrow Agreement, except for the provisions of Sections 5 and 7 hereof, shall terminate, and be of no further force or effect.

       5.     PAYMENT OF AGENT'S FEES AND EXPENSES

       Photoelectron and Zeiss agree that each shall be jointly and severally liable to the Escrow Agent for all fees and expenses, including reasonable attorneys' fees (including fees for attorneys employed by Escrow Agent), charged by Escrow Agent for its activities pursuant to this Agreement. Notwithstanding the foregoing, as between Zeiss and Photoelectron such fees and expenses shall be borne equally by Zeiss and Photoelectron, except that any such fees and expenses, including reasonable attorneys' fees, charged by the Escrow Agent in connection with any dispute between Photoelectron and Zeiss with respect to this Agreement shall be borne by the nonprevailing party as between Photoelectron and Zeiss. If either Zeiss or Photoelectron should pay to Escrow Agent an amount in excess of its share of such fees and expenses as provided in the foregoing sentence, then it shall be entitled to be reimbursed by the other for such excess. Photoelectron and Zeiss shall each be solely responsible for their own expenses incurred in connection with their respective performances hereunder.

       6.     PROPRIETARY INFORMATION

       Zeiss understands that the Technical Information is proprietary information of Photoelectron. Zeiss agrees that it (i) will not disclose the Technical Information to any third party; (ii) will not use the Technical Information for activities other than those expressly permitted by Section 3(b);
(iii) will not duplicate or reproduce the Technical Information except as might reasonably be required under the scope of Section 3(b); and (iv) will take all steps necessary to protect the confidentiality of the Technical Information, to prevent it from entering the public domain, and to ensure that it is not disclosed, reproduced, duplicated, or used for any unauthorized purpose, including having each of its employees execute and deliver an undertaking to hold the Technical Information in strictest confidence.

       7.     AGENT'S RIGHTS AND RESPONSIBILITIES

       To induce Escrow Agent to act hereunder, Photoelectron and Zeiss agree that

              (a) Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own highly confidential property.

              (b) Escrow Agent shall not be responsible for the genuineness of any signature or for the genuineness of the Technical Information deposited with it hereunder and may rely conclusively and shall be protected in relying upon, and shall have no duty or obligation to investigate, ascertain the correctness or status of, any judgment, order, decree, certificate, affidavit, notice, request, consent, statement, or other instrument delivered to it in connection with its activities hereunder.

              (c) In no event shall Escrow Agent be liable for any act performed or omitted to be performed by it hereunder in the absence of willful and wanton misconduct, and in no event shall it be liable or responsible for any act performed or failed to be performed by any other party to this Agreement.

              (d) Photoelectron and Zeiss hereby jointly and severally indemnify and hold Escrow Agent harmless from any damage, costs, liability, or expense (including, but not limited to, legal fees either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Agent) which Escrow Agent may incur by reason of its acting hereunder, without prejudice to any right which Photoelectron and Zeiss may have to recover from the other for any such damage, cost, liability or expense. Without limiting the generality of the foregoing, in no event shall Escrow Agent be required to take any action unless and until it has been indemnified by the party requesting such action.

              (e) It is acknowledged that Escrow Agent is counsel for Photoelectron, and Zeiss hereby consent that Escrow Agent may continue to act as counsel for Photoelectron generally or in the event that any controversy arises with respect to this Agreement or the Technical Information deposited for escrow hereunder.

              (f) With respect to Zeiss, Escrow Agent may act in reliance upon any written instrument signed by Zeiss's Vice President, Surgical Products Division or an authorized delegate. Any writing to Escrow Agent by that officer shall be accompanied by a Certificate of Incumbency by the Secretary or Assistant Secretary of Zeiss which shall state that the officer signing the writing holds the office of Vice President, Surgical Products Division as of that current date, and any writing to Escrow Agent by an authorized delegate shall contain a certification by such person that he is an authorized delegate and shall also contain a statement as to the name and office of the person from whom such authority was delegated.

              (g) With respect to Photoelectron, Escrow Agent may act in reliance upon any written instrument signed by Photoelectron's President or an authorized delegate. Any writing to Escrow Agent by that officer of Photoelectron shall be accompanied by a Certificate of Incumbency by the Secretary or Assistant Secretary of Photoelectron, which shall state that the officer signing the writing holds the office of President as of that date, and any writing to Escrow Agent by an authorized delegate shall contain a certification by such person that he is an authorized delegate and shall also contain a statement as to the name and office of the person from whom such authority was delegated.

              (h) Escrow Agent may act relative hereto upon advice of counsel (which may include attorneys employed by Escrow Agent) in reference to any matter connected herewith and shall not be liable for any mistake of fact, error of judgment, or any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

              (i) This Agreement sets forth the exclusive duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations of Escrow Agent shall be read into this Agreement.

              (j) Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

              (k) Escrow Agent does not have and will not have any interest in the Technical Information or any part thereof held hereunder in that Escrow Agent is serving only as escrow holder and has only possession of the Technical Information.

              (l) The rights created by this Agreement shall inure to the benefit of, and the obligations created shall be binding upon, the successors and assigns of Escrow Agent and all other parties to this Agreement; provided, however, that the rights of Zeiss hereunder shall not be sold, assigned or transferred without the prior written consent of Photoelectron.

              (i) Notwithstanding any term or provision of this Agreement to the contrary, Escrow Agent shall be entitled to act or fail to act in compliance with any order of a court of competent jurisdiction that relates to the Technical Information or this Escrow Agreement, and shall have no liability to either Zeiss or Photoelectron on account of such act or failure to act.

       8.     RESIGNATION

       The Escrow Agent, or the Escrow Agent's successor hereinafter appointed, may at any time resign by giving notice in writing to Photoelectron and Zeiss. Such resignation may also appoint a successor Escrow Agent to serve in place of the resigning Escrow Agent, and unless within 20 days (the "Appointment Objection Period") of receiving such resignation either Photoelectron or Zeiss object in writing to the then current Escrow Agent (with a copy to the other) to the appointment of the successor, then the resigning Escrow Agent may thereafter turn over the Technical Information to the successor Escrow Agent. Any such successor Escrow Agent shall deliver to Photoelectron and Zeiss a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein. Upon turning over the Technical Information to the successor Escrow Agent, the resigning Escrow Agent shall be discharged of all further duties hereunder (although it shall remain entitled to indemnification hereunder pursuant to Paragraph 7(d) hereof and to payment of all fees and costs and expenses owing to it hereunder). If the resigning Escrow Agent does not appoint a successor Escrow Agent, or if during the Appointment Objection Period either Zeiss or Photoelectron objects to the successor Escrow Agent, Photoelectron and Zeiss shall jointly appoint in writing a successor Escrow Agent; however, if they are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor Escrow Agent appointed as provided herein, the Escrow Agent shall be entitled (although not obligated), notwithstanding any provision of Section 2 to the contrary, to continue to hold the Technical Information in its possession and not release it to either party, and shall not incur any liability to either Zeiss or Photoelectron on account thereof.

       9.     NOTICE

       All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by a nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested addressed as follows:

If to Escrow Agent:
Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
Attn: Lester J. Fagen, Esq.

If to Photoelectron:

Photoelectron Corporation

9 Executive Park Drive
North Billerica, Massachusetts 01862-1318
Attn:  President

If to Zeiss:

Carl Zeiss
D - 73446 Oberkochen, Germany
Attn: Vice President Surgical Products Division

       or to such other address as the party to whom notice is to be given may have furnished to all of the other parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

       10.    TIME OF ESSENCE

       Time is of the essence in all terms and conditions hereof. In determining any time period herein, the day upon which action is taken to start the period shall not be counted, and the period shall end on the last designated day of the period.

       11.    GOVERNING LAW

       This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof

       12.    AGREEMENT CHANGES

       This Agreement shall not be revoked, rescinded, or modified as to any of its terms and conditions except by consent in writing signed by all parties hereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above mentioned.

CARL ZEISS OBERKOCHEN

By:      _________________________
Title:   _________________________
Date:    _________________________

PHOTOELECTRON CORPORATION

By:      _________________________
Title:   _________________________
Date:    _________________________

ESCROW AGENT

By:      _________________________
Title:   _________________________
Date:    _________________________